Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)

(To Prospectus dated May 16, 2025)	Registration No. 333-287029

Smith Micro Software, Inc.

1,714,373 shares of Common Stock

We are offering an aggregate of 1,714,373 shares of our common stock, par value $0.001 per share (the “common stock”), to certain institutional and accredited investors in a direct registered offering pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the common stock is $0.6708.

In a concurrent private placement, we will be issuing to the investors participating in this offering unregistered warrants (the “Warrants”), to purchase up to an aggregate of 1,714,373 shares of our common stock (the “Warrant Shares”) at an exercise price of $0.6708 per share.

The Warrants will be exercisable following the six-month anniversary of the closing of this offering and have an expiration date of five years from the initial exercise date of the Warrant. Neither the Warrants nor the Warrant Shares are being registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they being offered pursuant to the registration statement of which this prospectus supplement and the base prospectus form a part, nor are the Warrants or Warrant Shares being offered pursuant to such prospectus supplement and base prospectus. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. The Warrants are being sold together with the shares of common stock being sold in the direct registered offering, and we will receive additional proceeds from the Warrants to the extent such Warrants are exercised for cash. We have agreed to file a registration statement to register for resale the Warrant Shares as soon as practicable, and in any event by the 30th day following the closing of the offering (the “Resale Registration Statement”).

Our common stock is listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SMSI.” There is no established trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other national recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

On November 4, 2025, the last reported sale price of our common stock on Nasdaq was $0.6708. We intend to use the net proceeds of this offering for general corporate purposes and working capital. See “Prospectus Supplement Summary – “Use of Proceeds.”

We have engaged Roth Capital Partners, LLC (the “placement agent” or “Roth”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We have agreed to pay the placement agent the placement agent fees as set forth in the table below. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and page 6 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We are a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as such are subject to reduced public company reporting requirements.

	Per Share	Total
Offering price	$0.6708	$1,150,001.41
Placement agent fees(1)	$0.0262	$45,000
Proceeds to Smith Micro Software, Inc., before expenses	$0.6708	$1,105,001.41

(1)

Amount reflects a 6.0% cash fee payable on investors participating in the offering solicited by Roth. We have also agreed to reimburse the placement agent for certain accountable expenses incurred by them. See “Plan of Distribution.”

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. As of the date of this prospectus supplement, calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates (the “public float”), was approximately $15,634,616 based upon 17,410,486 shares of our Common Stock held by non-affiliates at the per-share price of $0.898 of Common Stock on October 8, 2025, which was the highest closing price within the last 60 days prior to the date of this prospectus supplement. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement, was approximately $5,211,539. During the twelve calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have offered and sold approximately $1,500,000 of securities pursuant to General Instruction I.B.6 of Form S-3, leaving a remaining amount available of $3,711,539 prior to this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about November 6, 2025, subject to the satisfaction of certain conditions.

Roth Capital Partners

The date of this prospectus supplement is November 5, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus dated May 16, 2025 that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying base prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our securities and other information you should know before investing in our securities. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus as well as the additional information described in this prospectus supplement under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference” before investing in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus, in any other prospectus supplement and in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent that any statement that we make in this prospectus supplement differs from or is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities offered hereunder in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and “Smith Micro” refer to Smith Micro Software, Inc. and its subsidiaries. This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or implied in any forward-looking statements as a result of various factors. Such factors include, but are not limited to, the following:

•	our customer concentration, given that the majority of our sales currently depend on a few large client relationships;

•	our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products;

•	our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control;

•

our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores on commercially reasonable terms or at all;

•	our ability to hire and retain key personnel;

•	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow;

•	interruptions or delays in the services we provide from our data center hosting facilities that could harm our business;

•	the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

•	our ability to remain a going concern;

•	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

•	our ability to be profitable;

•	changes in our operating income due to shifts in our sales mix and variability in our operating expenses;

•

our current client concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets;

•	rapid technological evolution and resulting changes in demand for our products from our key customers and their end users;

•	intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete;

•	the risks inherent with international operations;

•	the impact of evolving information security and data privacy laws on our business and industry;

•	the impact of governmental regulations on our business and industry;

•	our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;

•	the risk of being delisted from Nasdaq if we fail to meet any of its applicable listing requirements;

•	our ability to assimilate acquisitions without diverting management attention and impacting current operations;

•	failure to realize the expected benefits of prior acquisitions;

•	the availability of third-party intellectual property and licenses needed for our operations on commercially reasonable terms, or at all; and

•

the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our common stock to fall.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 that was filed with the SEC on March 12, 2025, and any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

All forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Smith Micro provides software solutions that simplify and enhance the mobile experience to some of the leading wireless service providers around the globe. From enabling the Digital Family Lifestyle™ to providing powerful voice messaging capabilities, we strive to enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer Internet of Things (“IoT”) devices.

We continue to innovate and evolve our business to respond to industry trends and maximize opportunities in growing and evolving markets, such as digital lifestyle services and online safety, the consumer IoT marketplace, and by leveraging advanced technologies like artificial intelligence to enhance the features and capabilities of our solutions. The key to our longevity, however, is not simply technological innovation, but our focus on understanding our customers’ needs and delivering value.

Business Segment

We currently have one reportable operating segment: Wireless.

The wireless industry continues to undergo rapid change on all fronts as connected devices, mobile applications, and digital content are consumed by users who want information, high-speed wireless connectivity and entertainment, anytime, anywhere. While most of us think about being “connected” in terms of computers, tablets and smartphones, the consumer IoT market is creating a world where almost anything can be connected to the wireless Internet. Wearable devices such as smartwatches, fitness trackers, pet trackers and GPS locators, as well as smart home devices, are now commonplace, enabling people, pets, and things to be connected to the “Internet of Everything.” These devices have created an entire ecosystem of over-the-top (“OTT”) apps that provide products over the Internet to bypass traditional distribution methods, while expanding how communication service providers can provide value to mobile consumers.

Although there are numerous business opportunities associated with pervasive connectivity, there are also numerous challenges, including:

•

The average age by which most children use smartphones and other connected devices continues to decrease. As such, parents and guardians must be proactive in managing and combating digital lifestyle issues such as excessive screen time, cyberbullying, and online safety;

•	As IoT use cases continue to proliferate and scale, management complexity, security and interoperability must be addressed efficiently and correctly;

•

Mobile network operators (“MNO”) are being marginalized by messaging applications, and face growing competitive pressure from cable multiple system operators (“MSO”) and others deploying Wi-Fi networks to attract mobile users;

•

Enterprises face increasing pressure to mobilize workforces, operations, and customer engagement, but lack the expertise and technologies needed to leverage mobile technology securely and cost-effectively;

•	The ubiquity and convenience of e-commerce has created the need for consumer-facing brands to reimagine brick-and-mortar retail experiences; and

•	The change in dynamics of work, school and home life has led to an increased use of mobile devices for work, education and entertainment which has given rise to a new set of challenges and issues.

Products

To address these challenges, Smith Micro offers the following solutions:

SafePath® – The SafePath product suite provides comprehensive and easy-to-use tools to protect family digital lifestyles and manage connected devices both inside and outside the home. As a carrier-grade, white-label platform, SafePath empowers MNO and cable operators to bring to market full-featured, on-brand family safety solutions that provide in-demand services to mobile subscribers. These solutions include location tracking, parental controls, driver safety functionality, and enhanced AI/machine learning to optimize and customize families' online experience and provide social media intelligence to help parents and guardians better understand their children’s online world. In 2024, we launched SafePath Global™, a new deployment and launch model that allows MNOs to rapidly deliver SafePath to their users with faster time-to-market, minimal reliance on their own internal resources, and easy customer onboarding. Our SafePath-based solutions have traditionally been delivered to end-users as value-added services, offering new revenue streams for MNOs while helping to increase brand affinity and reduce subscriber churn. More recently, our latest innovations in the SafePath platform focus on aligning with MNOs’ core business - meeting them with solutions that support what they sell best. With our latest innovations in SafePath Kids™ and SafePath OS™, carriers can leverage the strength of our SafePath solutions to offer devices and rate plans aimed at creating a safer mobile experience, not as value-added-services, but as an integral component of the carrier’s core offerings. We launched SafePath Kids in 2024 as a new and innovative implementation of our solution, which enables MNOs to offer rate plans for children with built-in protections, and the Company in 2025 has launched SafePath OS, a software solution designed to be pre-installed and configured on mobile devices to enable MNOs to offer kids phones and senior phones with key features and protections of our SafePath family safety solution out of the box.

CommSuite® – The CommSuite premium messaging platform helps mobile service providers deliver a next-generation voicemail experience to mobile subscribers, while monetizing a legacy cost-center. CommSuite Visual Voicemail (“VVM”) and Premium Visual Voicemail (“PVVM”) quickly and easily allows users to manage voice messages just like email or SMS with reply, forwarding and social sharing options. CommSuite also enables multi-language Voice-to-Text (“VTT”) transcription messaging, which facilitates convenient message consumption for users by reading versus listening. The CommSuite platform is available to both postpaid subscribers as well as prepaid subscribers and is installed on millions of Android handsets in the United States.

Marketing and Sales Strategy

Because of our broad product portfolio, deep integration and product development experience and flexible business models we can quickly bring to market innovative solutions that support our customers’ needs, which creates new revenue opportunities and differentiates their products and services from their competitors.

Our marketing and sales strategy is as follows:

Leverage Operator Relationships. We continue to capitalize on our strong relationships with the world’s leading MNOs and MSOs. These customers serve as our primary distribution channel, providing access to hundreds of millions of end-users around the world.

Focus on High-Growth Markets. We continue to focus on providing digital lifestyle solutions, analytics/Big Data solutions, premium messaging services, and visual retail content management solutions.

Expand our Customer Base. In addition to growing our business with current customers, we look to add new MNO and MSO customers worldwide, as well as to expand into new partnerships as we extend the reach of our product platforms within the connected lifestyle ecosystem.

Key Revenue Contributors

In our business, we market and sell our products primarily to large MNOs and MSOs, so there are a limited number of actual and potential customers for our current products, resulting in significant customer concentration. With the launch of SafePath Global, we plan to expand our customer reach more easily to smaller MNOs and MSOs.

Customer Service and Technical Support

We provide technical support and customer service through our online knowledge base, email, and live chat. Our operator customers generally provide their own primary customer support functions and rely on us for support to their technical support personnel.

Product Development

The software industry, particularly the wireless market, is characterized by rapid and frequent changes in technology and user needs. We work closely with industry groups and customers, both current and potential, to help us anticipate changes in technology and determine future customer needs. Software functionality depends upon the capabilities of the related hardware. Accordingly, we maintain engineering relationships with various hardware manufacturers, and we develop our software in tandem with their product development. Our engineering relationships with manufacturers, as well as with our major customers, are central to our product development efforts. We remain focused on the development and expansion of our technology, particularly in the wireless space.

Competition

The markets in which we operate are highly competitive and subject to rapid changes in technology. These conditions create new opportunities for Smith Micro, as well as for our competitors, and we expect new competitors to continue to enter the market. We not only compete with other software vendors for new customer contracts, in an increasingly competitive and fast-moving market we also compete to acquire technology and qualified personnel.

We believe that the principal competitive factors affecting the mobile software market include domain expertise, product features, usability, quality, price, customer service, speed to market and effective sales and marketing efforts. Although we believe that our products currently compete favorably with respect to these factors, there can be no assurance that we can maintain our competitive position against current and potential competitors. We also believe that the market for our software products has been and will continue to be characterized by significant price competition. A material reduction in the price we obtain for our products would negatively affect our profitability.

Many of our existing and potential customers have the resources to develop products internally that would compete directly with our product offerings. As such, these customers may opt to discontinue the purchase of our products in the future. Our future performance is therefore substantially dependent upon the extent to which existing customers elect to purchase software from us rather than designing and developing their own software.

Proprietary Rights and Licenses

We protect our intellectual property through a combination of patents, copyrights, trademarks, trade secrets, intellectual property laws, confidentiality procedures and contractual provisions. We have United States and foreign patents and pending patent applications that relate to various aspects of our products and technology. We have also registered, and applied for the registration of, U.S. and international trademarks, service marks, domain names, and copyrights. We will continue to apply for such protections in the future as we deem necessary to protect our intellectual property. We seek to avoid unauthorized use and disclosure of our proprietary intellectual property by requiring employees and third parties with access to our proprietary information to execute confidentiality agreements with us and by restricting access to our source code.

Our customers license our products and/or access our offerings pursuant to written agreements. Our customer agreements contain restrictions on reverse engineering, duplication, disclosure, and transfer of licensed software, and restrictions on access and use of software as a service (“SaaS”).

Despite our efforts to protect our proprietary technology and our intellectual property rights, unauthorized parties may attempt to copy or obtain and use our technology to develop products and technology with the same functionality as our products and technology. Policing unauthorized use of our technology and intellectual property rights is difficult, and we may not be able to detect unauthorized use of our intellectual property rights or take effective steps to enforce our intellectual property rights.

Human Capital Resources

As of October 31, 2025, we had a total of 132 employees within the following departments: 89 in engineering and operations, 27 in sales and marketing, and 16 in management and administration. We are not subject to any collective bargaining agreement, and we believe that our relationships with our employees are good. We believe that our strength and competitive advantage is our people. We value the skills, strengths, and perspectives of our diverse team and foster a participatory workplace that enables people to get involved in making decisions. The Company provides various training and development opportunities to foster an environment in which employees are encouraged to be creative thinkers who are driven, focused, and interested and able to advance their knowledge and skills in ever-changing technology.

Recent Developments

Nasdaq Notification

On June 23, 2025, we received a letter from the Listing Qualifications Staff of Nasdaq indicating that as a result of the closing bid price of our common stock for the prior 30 consecutive business days having been below the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rules (the “Minimum Bid Price Requirement”) we were not in compliance with the Minimum Bid Price Requirement (the “Minimum Bid Price Notice”). The Minimum Bid Price Notice has no immediate effect on the continued listing status of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

Pursuant to Nasdaq Marketplace Rules, we have been provided an initial compliance period of 180 calendar days, or until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before December 22, 2025, the closing bid price of our common stock is at least $1.00 per share for a minimum of ten consecutive business days, unless Nasdaq exercises its discretion to extend this ten-day period, Nasdaq will provide written confirmation stating that the Company has achieved compliance with the Minimum Bid Price Requirement. If our common stock does not regain compliance with the Minimum Bid Price Requirement during this initial 180-day compliance period, we may be eligible for an additional compliance period of 180 calendar days provided that (i) we otherwise satisfy Nasdaq’s continued listing requirement for market value of publicly held shares and all other initial listing standards, other than the Minimum Bid Price Requirement; and (ii) we provide written notice to Nasdaq of our intention to cure the deficiency during the second grace period.

The Company has been, and will continue to monitor the closing bid price of our common stock and assess its available options in order to regain compliance with the Minimum Bid Price Requirement and continue listing on The Nasdaq Capital Market. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with the other Nasdaq listing requirements.

July 2025 Registered Direct Offering

On July 17, 2025, we entered into a securities purchase agreement (the “July Purchase Agreement”) with certain institutional and accredited investors (the “July Purchasers”) relating to the registered direct offering and sale of an aggregate of 1,612,903 shares of our common stock at an offering price of $0.93 per share of common stock (the “July Registered Shelf Takedown Offering”). The shares of common stock were offered by the Company pursuant to a prospectus supplement dated July 17, 2025, and accompanying prospectus dated May 16, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-287029), which was declared effective by the Securities and Exchange Commission on May 16, 2025.

Pursuant to the July Purchase Agreement, in a concurrent private placement, the Company also agreed to sell to the July Purchasers unregistered warrants (the “July Warrants”) to purchase up to an aggregate of 1,612,903 shares of common stock (the “July Warrant Shares”), subject to adjustment as described below (the “July Private Placement” and together with the “July Registered Shelf Takedown Offering,” the “July 2025 Offerings”). Each unregistered July Warrant has an exercise price of $1.20 per share, is immediately exercisable and will expire July 18, 2030. The July Warrants contain a “full ratchet” anti-dilution adjustment, such that the exercise price will be adjusted if the Company issues shares of common stock (or common stock equivalents) at a price below the exercise price of the July Warrant. The number of shares issuable upon exercise of such shares will then be proportionately adjusted. Additionally, in the event of a reverse stock split, the exercise price of each July Warrant is subject to adjustment (along with a proportionate adjustment in the number of shares) if the market price of our common stock is less than the exercise price of the July Warrant (after giving effect to the split) during a period before and after the effective date of the reverse split. In the event that July Warrants are adjusted to increase the number of July Warrant Shares issuable pursuant to the July Warrants, we are obligated to use our reasonable efforts to file one or more registration statements to register the resale of such additional shares of common stock.

Further, pursuant to the July Purchase Agreement, a holder’s right to exercise the July Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the July Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards. The Company obtained stockholder approval of these matters at a meeting held October 16, 2025.

The shares of common stock underlying the July Warrants were registered on a resale registration statement declared effective August 15, 2025. The gross proceeds to the Company from the July Registered Shelf Takedown Offering and July Private Placement were approximately $1.5 million, before deducting offering expenses payable by the Company. The closing of the July 2025 Offerings occurred on July 18, 2025.

September Debt Transactions

On September 11, 2025, the Company entered into Note Purchase Agreements (each, a “September 11 Note Agreement”) with certain accredited investors and Company officers (“September 11 Note Purchasers”), pursuant to which the September 11 Note Purchasers agreed to provide loans in an aggregate amount of approximately $800,000, in each case in return for a secured promissory note (collectively, the “September 11 Notes”) and an accompanying unregistered common stock purchase warrant. The September 11 Notes, secured by the Company’s accounts receivable and certain other assets and bearing interest at a rate of 15.0% per annum, are due on or before March 31, 2026 (the “Maturity Date”), unless otherwise mutually agreed to by the parties. The transactions were approved by an independent committee of the Company’s Board of Directors and the Company’s Audit Committee. Each September 11 Note was accompanied by the issuance of an unregistered warrant (each, a “September 11 Warrant”) to purchase up to a number of shares of the Company’s common stock equal to the principal amount of the September 11 Note divided by the Market Price (as defined under Nasdaq regulations) of the Company’s common stock on the date of issuance (the “September 11 Warrant Shares”). The Company received an amount equal to $0.125 per September 11 Warrant Share for each September 11 Warrant issued. Each September 11 Warrant is exercisable at any time beginning six (6) months following its original issuance, will expire five years from the initial exercise date and has an exercise price equal to the greater of the Market Price on the date of the September 11 Note Agreement or on the date of issuance.

On September 29, 2025, the Company entered into an additional Note Purchase Agreement (the “September 29 Note Agreement”) with certain accredited investors (“September 29 Note Purchasers”), pursuant to which the September 29 Note Purchasers agreed to provide loans in an aggregate amount of $400,000, in each case in return for a secured promissory note (collectively, the “September 29 Notes”) and an accompanying unregistered common stock purchase warrant. The September 29 Notes, secured by the Company’s accounts receivable and certain other assets and bearing interest at a rate of 15.0% per annum, are due on the Maturity Date, unless otherwise mutually agreed to by the parties.  The transactions were approved by an independent committee of the Company’s Board of Directors and the Company’s Audit Committee. Each September 29 Note was accompanied by the issuance of an unregistered warrant (each, a “September 29 Warrant”) to purchase up to a number of shares of the Company’s common stock equal to the principal amount of such Note divided by the Market Price (as defined under Nasdaq regulations) of the Company’s common stock on the date of issuance (the “September 29 Warrant Shares”). Each September 29 Warrant is exercisable at any time beginning six (6) months following its original issuance, will expire five years from the initial exercise date, and has an exercise price equal to the greater of $0.73 or the Market Price on the date of issuance.

Each of the September 11 and September 29 Warrants (collectively, the “Note Warrants”) contains a “full-ratchet” anti-dilution adjustment, such that the exercise price will be adjusted if the Company issues common stock (or common stock equivalents) at a price below the exercise price of the applicable Note Warrant. The number of shares issuable upon exercise of the Note Warrants will then be proportionately adjusted. Additionally, in the event of a reverse stock split, the exercise price of each Note Warrant is subject to adjustment (along with a proportionate adjustment in the number of shares) if the market price of the common stock is less than the exercise price of the Note Warrants (after giving effect to the split) during a period before and after the effective date of the reverse split. However, no adjustment to the exercise price (or proportional adjustment to the number of shares) shall be made under the “full-ratchet” adjustment or the anti-dilution adjustment, unless and until the Company has received approval from the Company’s stockholders in accordance with Nasdaq Listing Rule 5635.

The Company anticipates that it will present the adjustment provisions in the Note Warrants for approval by stockholders no later than its next annual meeting of stockholders. Pursuant to the Note Agreements, the Company has agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the September 11 and September 29 Warrant Shares for resale.

November Private Placement Transaction

On November 5, 2025, the Company separately entered into a securities purchase agreement (the “November Private Placement Purchase Agreement”) with the Company’s Chief Executive Officer (the “Purchaser ”) relating to a private placement transaction and sale of up to an aggregate of 2,236,136 unregistered shares of the Company’s Common Stock at an offering price of $0.6708 per share of Common Stock (the “Shares”) and unregistered warrants (the “November Private Placement Common Warrants”) to purchase up to an aggregate of 2,236,136 shares of Common Stock (the “November Private Placement Common Warrant Shares”) (the “November Private Placement”). Each unregistered November Private Placement Common Warrant will have an exercise price of $0.6708 per share and will be exercisable following such time as the Company has received approval from the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(b). Neither the Shares, November Private Placement Common Warrants nor the November Private Placement Common Warrant Shares will have been registered under the Securities Act. The Shares, November Private Placement Common Warrants and November Private Placement Common Warrant Shares will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors. The closing under the November Private Placement Purchase Agreement is anticipated to occur on November 6, 2025.

The gross proceeds to the Company from the closing of the November Private Placement are anticipated to be approximately $1,500,000, before deducting offering expenses payable by the Company. The Company anticipates receiving approval for the warrant issuances at their next scheduled annual meeting.

Further, pursuant to the November Private Placement Purchase Agreement, the Company agreed that, on or before the sixtieth (60th) day following the first closing of the November Private Placement, the Company will file a registration statement with the SEC registering for resale of the Shares and the November Private Placement Common Warrant Shares issuable upon exercise of the November Private Placement Common Warrants. The Company has further agreed that such registration statement will be declared effective by the SEC no later than one hundred and twenty (120) days following the first closing of the November Private Placement.

Corporate Information

The Company was incorporated in California in November 1983 and reincorporated in Delaware in June 1995. Our principal executive offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 and our telephone number is (412) 837-5300. Our website address is www.smithmicro.com, and we make our filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the Investor Relations page of our website. Our common stock is traded on the Nasdaq Capital Market under the symbol “SMSI.”

THE OFFERING

Common stock offered	1,714,373 shares of common stock

Common stock offering price	$0.6708 per share of common stock

Common stock outstanding immediately after this offering

23,300,085 Shares, assuming no closing of the November Private Placement, and no exercise of the Warrants issued in the concurrent private placement, or the November Private Placement and otherwise based on the assumptions noted below.

Concurrent Warrant private placement

Concurrent with this offering of common stock we will be issuing to the investors participating in this offering unregistered warrants. Each share of our common stock is being sold together with a Warrant to purchase one share of our common stock. Each Warrant will have an exercise price of $0.6708 per share, will become exercisable following the six-month anniversary of the closing of this offering and will expire on the five and one-half year anniversary of the Warrant’s issuance date. The Warrants and the Warrant Shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the base prospectus. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder, and will not be listed for trading on any national securities exchange.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the estimated offering expenses payable by us, will be approximately $0.9 million. We will receive additional proceeds from the Warrants to the extent such Warrants are exercised for cash once exercisable.

We intend to use the net proceeds from this for general corporate purposes and working capital purposes. See “Use of Proceeds.”

Risk factors

Investing in our securities involves significant risks. See “Risk Factors” on page S-12 of this prospectus supplement, on page 6 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq symbol	Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “SMSI”.

Transfer Agent	Computershare Trust Company, N.A.

The number of shares of common stock to be outstanding immediately after this offering is based on 21,585,712 shares of our common stock issued and outstanding as of November 3, 2025, and exclude the following, all as of November 3, 2025:

•	30,474 shares of our common stock related to stock options issuable upon exercise (whether such options are currently vested or unvested), with a weighted-average exercise price of $5.99 per share;

•	12,663,801 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $0.73 to $21.20 per share; and

•

up to an aggregate of 2,557,234 shares of our common stock reserved for future grant or issuance under our Amended and Restated Omnibus Equity Incentive Plan (the “OEIP”) and our Employee Stock Purchase Plan (the “ESPP”).

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the Warrants issued in the concurrent private placement, no issuance of Shares or November Private Placement Warrants pursuant to the November Private Placement and no exercise of the outstanding options or warrants described above.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 12, 2025, our subsequent periodic reports and the other information contained or incorporated by reference in this prospectus supplement. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our common stock could decline. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related to this Offering

Management will have broad discretion in how we use the proceeds from this offering.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business and cause the price of our common stock to decline.

If the price of our common stock fluctuates significantly, your investment could lose value.

Although our common stock is listed on the Nasdaq Capital Market, we cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us.

Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;

•	changes in our earnings estimates;

•	investment recommendations by securities analysts following our business or our industry;

•	additions or departures of key personnel;

•	success of competitors;

•	changes in the business, earnings estimates or market perceptions of our competitors;

•	our failure to achieve operating results consistent with securities analysts’ projections;

•	changes in industry, general market or economic conditions; and

•	announcements of legislative or regulatory changes.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our common stock, may not be predictable.

A loss of investor confidence in the market for our stock or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of common stock.

You may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $0.6708 per share, we estimate our as adjusted net tangible book value per share of common stock after this offering will be $0.05. As a result, purchasers of common stock in this offering will experience an immediate decrease of $0.63 per share in net tangible book value of our common stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

If securities or industry analysts do not publish research or reports, or if they publish negative, adverse, or misleading research or reports, regarding us, our business or our market, our common stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts publish about us, our business, or our market. We do not currently have a significant number of firms providing research coverage on the Company, and may never obtain significant research coverage by securities or industry analysts. If no or few securities or industry analysts provide coverage of us, our common stock price could be negatively impacted. In the event we obtain significant securities or industry analyst coverage and such coverage is negative, or adverse or misleading regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

In 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior FINRA suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our charter documents, Delaware law, and our commercial contracts may contain provisions that may discourage an acquisition of us by others and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our charter documents, as well as provisions of the Delaware General Corporation Law (“DGCL”), could have an impact on the trading price of our common stock by making it more difficult for a third party to acquire us at a price favorable to our shareholders. For example, our charter documents include provisions: classifying our board of directors such that only approximately one-third of the directors are elected each year; prohibiting the use of cumulative voting for the election of directors; authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued by our board of directors without stockholder approval to defend against a takeover attempt; and establishing advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our board of directors or current management. We are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders, which could also affect the price that some investors are willing to pay for our common stock.

Finally, commercial contracts that we enter into with our vendors and customers in the course of our business operations may contain provisions with respect to changes in control that could provide for termination rights or otherwise have a negative impact on our business or results of operations if a stockholder were to acquire a significant percentage of our outstanding stock.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We are not restricted from issuing additional shares of our common stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As of November 3, 2025, we had an aggregate of 100.0 million shares of common stock authorized and of that, prior to giving effect to this offering, approximately  65.4 million shares that are not issued, outstanding or reserved for issuance (for purposes of warrant exercise or under the Company’s current OEIP). We may issue all of these shares without any action or approval by our stockholders. For example, we are undertaking a November Private Placement transaction concurrently with this offering, as a result of which an aggregate of 2,236,136 shares may be sold at a price of $0.6708 per share, along with warrants exercisable for  2,236,136 shares.

We may expand our business through complementary or strategic business combinations or acquisitions of other companies and assets, and we may issue shares of common stock in connection with those transactions. The market price of our common stock could decline as a result of our issuance of a large number of shares of common stock, particularly if the per share consideration we receive for the stock we issue is less than the per share book value of our common stock or if we are not expected to be able to generate earnings with the proceeds of the issuance that are as great as the earnings per share we are generating before we issue the additional shares. In addition, any shares issued in connection with these activities, the exercise of warrants or stock options or otherwise would dilute the percentage ownership held by our investors. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our common stock.

We have a history of losses, may not be able to achieve profitability going forward, and may not be able to raise additional capital necessary to continue as a going concern.

We have experienced losses since 2021 and, at December 31, 2024 and 2023, had an accumulated deficit of approximately $354.6 million and $305.9 million, respectively. We may incur additional losses in the future.

As of September 30, 2025, we had cash and cash equivalents of $1.4 million. There are no assurances that we will be able to raise additional capital or on terms favorable to us. Our recurring losses from operations and projected future cash flow requirements raise substantial doubt about our ability to continue as a going concern without sufficient capital resources and we have included explanatory information in the notes to our financial statements for the year ended December 31, 2024, with respect to this uncertainty, and the report of our independent registered public accounting firm dated March 12, 2025 with respect to our audited financial statements for the year ended December 31, 2024 included an emphasis of matter for this as well. Our consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty and have been prepared under the assumption that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Our ability to continue as a going concern is dependent on our available cash, how well we manage that cash, and our operating requirements. If we are unable to raise additional capital when needed, we could be forced to curtail operations or take other actions such as, implementing additional restructuring and cost reductions, disposing of one or more product lines and/or, selling or licensing intellectual property. If we are unable to continue as a going concern, we may be forced to liquidate our assets, which would have an adverse impact on our business and developmental activities. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

USE OF PROCEEDS

We expect that the net proceeds to us from this offering will be approximately $0.9 million, but excluding the proceeds, if any, received from the cash exercise of Warrants issued in the concurrent private placement. We expect to use the net proceeds of the common stock offered by us in this offering for general corporate purposes and working capital. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is total tangible assets less total liabilities divided by the number of shares of common stock outstanding as of September 30, 2025.

Our historical net tangible book value as of September 30, 2025, was approximately $0.1 million, or $0.01 per share of common stock, based on 21,477,754 shares of our common stock outstanding as of that date.

After giving effect to the sale of 1,714,373 shares of common stock by us and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been $1.1 million, or $0.05 per share. This represents an immediate increase in net tangible book value of $0.04 per share to existing stockholders and immediate dilution of $0.63 per share to the investors in this offering, as illustrated by the following table (which assumes no exercise of the Warrants in connection with the concurrent private placement and no issuances under the November Private Placement):

Offering price per share		$0.6708
Net tangible book value per share as of September 30, 2025	$0.67
Pro forma increase in net tangible book value per share attributable to investors participating in this offering	$0.04
As adjusted net tangible book value per share after giving effect to this offering		$0.05
Dilution per share to the investors participating in this offering		$0.63

The number of shares of common stock to be outstanding immediately after this offering is based on 21,477,754 shares of our common stock issued and outstanding as of September 30, 2025, and excludes the following, all as of September 30, 2025:

•	30,474 shares of our common stock related to stock options issuable upon exercise (whether such options are currently vested or unvested), with a weighted-average exercise price of $5.99 per share;

•	12,663,801 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $0.73 to $21.20 per share; and

•	up to an aggregate of 2,557,234 shares of our common stock reserved for future grant or issuance under our OEIP and our ESPP.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the Warrants, no issuance of Shares or November Private Placement Warrants pursuant to the November Private Placement, and no exercise of the outstanding options or warrants described above.

To the extent the Warrants issued in the concurrent offering are exercised or any options or warrants are exercised, new options, restricted stock awards, restricted stock units or performance stock units are issued under our equity incentive plans, shares are purchased pursuant to our employee stock purchase plan, or we otherwise issue additional shares of common stock in the future, including pursuant to the November Private Placement, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The securities we are offering consist of shares of our common stock.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Capital Stock” beginning on page 7 of the accompanying prospectus and the Description of Securities included as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 12, 2025.

CONCURRENT PRIVATE PLACEMENT

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered pursuant to a securities purchase agreement between the investors and the Company is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the securities purchase agreement and the form of the Warrant for a complete description of the terms and conditions of the Warrants.

The Warrants and the Warrant Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Warrants and Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Accordingly, the investors in the concurrent private placement may exercise the Warrants and sell the Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Warrants by means of a “cashless exercise.”

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants, as applicable.

The Warrants are not and will not be listed for trading on any national securities exchange. As part of the concurrent private placement, we have agreed to register for resale the Warrant Shares issuable upon exercise of the Warrants sold in the concurrent private placement.

Duration, Exercise Price and Form

Each Warrant will have an exercise price equal to $0.6708 per share, will become exercisable following the six-month anniversary of issuance and will expire five and one-half years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued separately from the common stock and may be transferred separately immediately thereafter.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Warrant will have the right to require us to repurchase its Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited. The common stock issuable upon exercise of the Warrants is currently listed on the Nasdaq Capital Market.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Waivers and Amendments

The Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which we have agreed to issue and sell directly to such investors, and such investors have agreed to purchase directly from us, an aggregate of 1,714,373 shares of common stock. The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Pursuant to a placement agency agreement dated November 5, 2025, or the Placement Agency Agreement, we have engaged Roth to act as our exclusive placement agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agency Agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this offering from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock, and the placement agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about November 6, 2025.

We have agreed to pay the placement agent a cash fee equal to 6.0% of the gross proceeds of this offering for those investors solicited by Roth to participate. We have also agreed to reimburse the placement agent at closing for out-of-pocket expenses, including legal expenses, incurred by it in connection with the offering up to a maximum of $125,000.

The following table shows the per share and total Placement Agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Share	Total
Offering price	$0.6708	$1,150,001.41
Placement agent fees(1)	$0.0262	$45,000
Proceeds to Smith Micro Software, Inc., before expenses	$0.6708	$1,105,001.41

(1)

Amount reflects a 6.0% cash fee payable on investors participating in the offering solicited by Roth. We have also agreed to reimburse the placement agent for certain accountable expenses incurred by them.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M Restrictions

Roth may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as our exclusive placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Roth would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by Roth acting as exclusive placement agent. Under these rules and regulations, Roth:

● may not engage in any stabilization activity in connection with our securities; and

● may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Company’s website and any information contained in any other websites maintained by the Company is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions

No person has been authorized by the Company to engage in any form of price stabilization in connection with this offering.

Common Stock Listing

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “SMSI.”

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Smith Micro Software, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, incorporated in this Prospectus Supplement by reference from Smith Micro Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus Supplement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Smith Micro Software, Inc., 5800 Corporate Drive, Pittsburgh PA 15237. Our telephone number is (412) 837-5300.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.smithmicro.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 12, 2025;

•	Definitive Proxy Statement on Schedule 14A filed on April 23, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 5, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 7, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 5, 2025;

•	Current Reports on Form 8-K filed on each of January 8, 2025, May 27, 2025, June 24, 2025, July 18, 2025, September 17, 2025, October 2, 2025, and October 17, 2025; and

•	The description of our common stock contained in our Form 8-A (File No. 000-26536) filed on July 31, 1995, including any amendment on reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Prospectus

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, or units having a maximum aggregate offering price of $75,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on NASDAQ Capital Market under the symbol “SMSI.” Each prospectus supplement will contain information, where applicable, as to our listing on NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement. On May 6, 2025, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.92.

As of May 6, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $17,912,472, which we calculated based on 19,413,821 shares of outstanding common stock as of May 6, 2025, of which 15,309,805 shares were held by non-affiliates, and a price per share of $1.17 as of April 25, 2025, which is a date within 60 days prior to the filing date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of May 6, 2025, was approximately $5,970,824. In accordance with General Instruction I.B.6 of Form S-3, during the 12 calendar months prior to and including the date of this prospectus, we offered and sold approximately $6,824,334 of securities, pursuant to that Form S-3 Registration Statement No. 333-264667, and in accordance with applicable rules and regulations.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 6 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 16, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $75,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read carefully both this prospectus and any prospectus supplement (and any free writing prospectus) together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement (or any free writing prospectus), as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and “Smith Micro” refer to Smith Micro Software, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any supplements or amendments carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which we filed with the SEC on March 12, 2025 and any of our other subsequently filed periodic reports on Form 10-Q. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Smith Micro Software, Inc., 5800 Corporate Drive, Pittsburgh, PA, 15237, Attention: Investor Relations. Our telephone number is (412) 837-5300.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (or free writing prospectus) that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement (or free writing prospectus) may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement (including any free writing prospectus) together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

OUR COMPANY

Smith Micro provides software solutions that simplify and enhance the mobile experience to some of the leading wireless service providers around the globe. From enabling the Digital Family Lifestyle™ to providing powerful voice messaging capabilities, we strive to enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer Internet of Things (“IoT”) devices. Our portfolio includes family safety software solutions to support families in the digital age and a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, retail content display optimization and performance analytics on any product set.

We continue to innovate and evolve our business to respond to industry trends and maximize opportunities in growing and evolving markets, such as digital lifestyle services and online safety, “Big Data” analytics, automotive telematics, and the consumer IoT marketplace. The key to our longevity, however, is not simply technological innovation, but our focus on understanding our customers’ needs and delivering value.

The Company was incorporated in California in November 1983, and reincorporated in Delaware in June 1995. Our principal executive offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 and our telephone number is (412) 837-5300. Our website address is www.smithmicro.com, and we make our filings with the SEC available on the Investor Relations page of our website. Information contained on our website does not constitute a part of this prospectus. Our common stock is traded on the NASDAQ under the symbol “SMSI.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or implied in any forward-looking statements as a result of various factors. Such factors include, but are not limited to, the following:

•	our customer concentration, given that the majority of our sales currently depend on a few large customer relationships;

•	our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products;

•	our ability to hire and retain key personnel;

•	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging customer relations and inhibiting our ability to grow;

•	interruptions or delays in the services we provide from our data center hosting facilities that could harm our business;

•

our dependency upon effective operation with operating systems, devices, networks, standards, and other third-party technology that we do not control and on our continued relationships with mobile operating system providers, device manufacturers, mobile software application stores, and other third-party technology providers on commercially reasonable terms or at all;

•	our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control;

•	the potential existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

•	our ability to remain a going concern;

•	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

•	our ability to be profitable;

•	current and potential future negative impacts from cost reduction efforts we have taken and may in the future undertake;

•	changes in our operating income due to shifts in our sales mix and variability in our operating expenses;

•	potential adverse effects relating to our ability to realize goodwill and net intangible assets, as well as potential dilution concerns relating to currently outstanding warrants;

•

our current customer concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets;

•	rapid technological evolution and resulting changes in demand for our products from our key customers and their end users;

•	intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete; and

•	the risks inherent with international operations.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus, under similar headings in the documents incorporated by reference into this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 that was filed with the SEC on March 12, 2025, and any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

All forward-looking statements in this prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement or applicable free writing prospectus relating to a particular offering the specific terms of the securities offered by that prospectus supplement (or free writing prospectus). We will indicate in the applicable prospectus supplement (or free writing prospectus) if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement (or free writing prospectus) information, where applicable, about material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements (or free writing prospectus), summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and amended and restated bylaws, as amended (our “Bylaws”), which are incorporated by reference into the registration statement which includes this prospectus. The terms of our common stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), the rights and preferences of which may be established from time to time by our board of directors. As of May 6, 2025, we had 19,413,821 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Voting and Classification of the Board of Directors. For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes. Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of Common Stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our Common Stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Except for the limited contractual participation rights for future financing transactions provided to the purchasers of our common stock in a registered direct offering in May 2024, holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.

Fully Paid and Non-Assessable. All of our outstanding shares of Common Stock and all shares of Common Stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Common Stock issued upon the exercise of common stock warrants or subscription rights, if any.

Listing. Our Common Stock is listed on the NASDAQ Capital Market under the symbol “SMSI.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Preferred Stock

As of May 7, 2025, we have no shares of preferred stock issued and outstanding. We have two classes of preferred stock that are currently designated: Series A Participating Preferred Stock and Series B 10% Convertible Preferred Stock.

Our Certificate of Incorporation, as amended and restated, provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the board of directors providing for the issuance thereof.

Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

WARRANTS

As of May 7, 2025 we have issued and outstanding warrants to purchase up to 8,382,048 shares of our common stock, in the aggregate. Our outstanding warrants are exercisable at a weighted average exercise price of $1.74 per share.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, and/or preferred stock in one or more series. We may issue warrants independently or together with common stock, and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by Delaware law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more public or private transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us in exercising the over-allotment option granted to these persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the offered securities will be passed upon for us by Buchanan Ingersoll & Rooney PC.

EXPERTS

The consolidated financial statements of Smith Micro Software, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Prospectus by reference from Smith Micro Software, Inc’s. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below. We will also provide a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, upon oral or written request, free of charge to each person, including any beneficial owner, to whom a prospectus is delivered. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Smith Micro Software, Inc., 5800 Corporate Drive, Pittsburgh PA 15237. Our telephone number is (412) 837-5300.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.smithmicro.com as soon as reasonably practicable after filing such documents with the SEC. The SEC maintains a website at http://www.sec.gov. that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025

•	our Current Report on Form 8-K filed with the SEC on January 8, 2025;

•

the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	the description of our common stock contained in our Form 8-A (File No. 000-26536) filed on July 31, 1995, including any amendment on reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

1,714,373 shares of Common Stock

Roth Capital Partners

PROSPECTUS SUPPLEMENT

November 5, 2025